EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

NAVIOS MARITIME HOLDINGS INC.

NAVIOS MARITIME FINANCE (US) INC.

(Exact name of registrant as specified in its charter)

Republic of Marshall Islands Delaware	4412	98-0384348 98-0639078
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Navios Maritime Acquisition Corporation

85 Akti Miaouli Street\Piraeus, Greece 185 38

(011) +30-210-4595000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Faith Marine Ltd.	Liberia	98-1006677
Vector Shipping Corporation	Marshall Islands	66-0742469
Aramis Navigation Inc.	Marshall Islands	98-0645621
Ducale Marine Inc.	Marshall Islands	98-0633431
Highbird Management Inc.	Marshall Islands	98-0633432
Red Rose Shipping Corp.	Marshall Islands	98-0628836
Ginger Services Co.	Marshall Islands	98-0609514
Quena Shipmanagement Inc.	Marshall Islands	98-0599808
Astra Maritime Corporation	Marshall Islands	98-0599803
Primavera Shipping Corporation	Marshall Islands	98-0599806
Pueblo Holdings Ltd.	Marshall Islands	98-0594673
Beaufiks Shipping Corporation	Marshall Islands	75-3269445
Rowboat Marine Inc.	Marshall Islands	75-3269444
Corsair Shipping Ltd.	Marshall Islands	75-3269443
Pharos Navigation S.A.	Marshall Islands	98-0563832
Sizzling Ventures Inc.	Liberia	98-0563838
Shikhar Ventures S.A.	Liberia	98-0563837
Taharqa Spirit Corp.	Marshall Islands	98-0563839
Rheia Associates Co.	Marshall Islands	98-0563834
Rumer Holding Ltd.	Marshall Islands	98-0563835
Kleimar N.V.	Belgium	98-0386679
NAV Holdings Limited	Malta	98-0386684
Navios Corporation	Marshall Islands	13-3023670
Anemos Maritime Holdings Inc.	Marshall Islands	98-0418747
Navios Shipmanagement Inc.	Marshall Islands	98-0418748
Aegean Shipping Corporation	Marshall Islands	47-0938383
Arc Shipping Corporation	Marshall Islands	98-0386672
Magellan Shipping Corporation	Marshall Islands	98-0386681
Mandora Shipping Ltd.	Marshall Islands	66-0777366
Ionian Shipping Corporation	Marshall Islands	98-0418750
Apollon Shipping Corporation	Marshall Islands	98-0418751
Herakles Shipping Corporation	Marshall Islands	98-0418752
Achilles Shipping Corporation	Marshall Islands	51-0495540
Kypros Shipping Corporation	Marshall Islands	51-0795616
Hios Shipping Corporation	Marshall Islands	51-0495614
Meridian Shipping Enterprises Inc.	Marshall Islands	98-0386683
Mercator Shipping Corporation	Marshall Islands	98-0386682
Horizon Shipping Enterprises Corporation	Marshall Islands	98-0386677
Star Maritime Enterprises Corporation	Marshall Islands	98-0386685
Navios Handybulk Inc.	Marshall Islands	98-0156162
Navios International Inc.	Marshall Islands	98-0163555
Nostos Shipmanagement Corp.	Marshall Islands	66-0715101
Navios Maritime Finance II (US) Inc.	Delaware	33-1219789
Portorosa Marine Corp.	Marshall Islands	66-0715102
White Narcissus Marine S.A.	Panama	75-3252951
Hestia Shipping Ltd.	Malta	98-0386676
Kleimar Ltd.	Marshall Islands	75-3268633
Navimax Corporation	Marshall Islands	06-1624242
Aquis Marine Corp.	Marshall Islands	66-0751682
Navios Tankers Management Inc.	Marshall Islands	42-1771241
Rawlin Services Company	Marshall Islands	66-0767717
Solange Shipping Ltd.	Marshall Islands	99-0367028
Serenity Shipping Enterprises Inc.	Marshall Islands	66-0782262
Tulsi Shipmanagement Co.	Marshall Islands	99-0367020
Mauve International S.A.	Marshall Islands	66-0767721
Cinthara Shipping Ltd.	Marshall Islands	33-1221366

(1)	The address for each of the additional registrant guarantors is 85 Akti Miaouli Street, Piraeus, Greece 185 38.

8 7/8% First Priority Ship Mortgage Notes due 2017

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 16th day of July, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 6

July 16, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,751
Interest-bearing balances		23,384
Securities:
Held-to-maturity securities		0
Available-for-sale securities		195,800
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		4,151
Securities purchased under agreements to resell		23,225
Loans and lease financing receivables:
Loans and leases held for sale		28,417
Loans and leases, net of unearned income	711,276
LESS: Allowance for loan and lease losses	16,360
Loans and leases, net of unearned income and allowance		694,916
Trading Assets		56,692
Premises and fixed assets (including capitalized leases)		7,977
Other real estate owned		4,485
Investments in unconsolidated subsidiaries and associated companies		607
Direct and indirect investments in real estate ventures		99
Intangible assets
Goodwill		21,252
Other intangible assets		22,891
Other assets		57,843

Total assets		$1,161,490

LIABILITIES
Deposits:
In domestic offices		$832,749
Noninterest-bearing	234,375
Interest-bearing	598,374
In foreign offices, Edge and Agreement subsidiaries, and IBFs		72,904
Noninterest-bearing	2,140
Interest-bearing	70,764
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,591
Securities sold under agreements to repurchase		13,050

Dollar Amounts In Millions
Trading liabilities	23,460
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	39,703
Subordinated notes and debentures	18,609
Other liabilities	33,933

Total liabilities	$1,036,999
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,326
Retained earnings	18,744
Accumulated other comprehensive income	4,769
Other equity capital components	0

Total bank equity capital	123,358
Noncontrolling (minority) interests in consolidated subsidiaries	1,133

Total equity capital	124,491

Total liabilities, and equity capital	$1,161,490

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin